EXHIBIT  23.2     CONSENT  OF  GRASSANO  ACCOUNTING,  P.A.

March 5, 2003

To the Board of Directors of
New Media, Inc.
8914 Legacy Park Drive, Ste J
Charlotte, NC 28269

Gentlemen:

We hereby consent to the use of our audit report of New Media, Inc. for the year ended December 31, 2001 in the Form S-8 of New Media, Inc. dated March 5, 2003.

/s/ Grassano Accounting, P.A.
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Grassano Accounting, P.A.